UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 9, 2014

Forest Oil Corporation

(Exact name of registrant as specified in its charter)

New York	1-13515	25-0484900
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

707 17th Street, Suite 3600 Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(303) 812-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amended and Restated Agreement and Plan of Merger

On July 9, 2014, Forest Oil Corporation (“Forest” or the “Company”), Sabine Investor Holdings LLC (“Sabine Investor Holdings”), Sabine Oil & Gas Holdings LLC (“Sabine Holdings”), Sabine Oil & Gas Holdings II LLC (“SOGH II”), Sabine Oil & Gas LLC (“Sabine O&G”) and FR XI Onshore AIV, LLC (“AIV Holdings”) entered into an Amended and Restated Agreement and Plan of Merger (the “Amended Merger Agreement”).

The Amended Merger Agreement amends and replaces the Agreement and Plan of Merger, dated as of May 5, 2014 (the “Original Merger Agreement”), by and among the Company, Sabine Investor Holdings, Sabine Holdings, SOGH II, Sabine O&G, New Forest Oil Inc., and Forest Oil Merger Sub Inc., a description of which was contained in the Company’s Current Report on Form 8-K filed on May 6, 2014. The Original Merger Agreement had provided that Forest Oil and Sabine Holdings would combine under a new holding company in a transaction in which Sabine Investor Holdings and the shareholders of Forest would receive stock in a new holding company. After the closing of the transactions contemplated by the Original Merger Agreement, the former Forest shareholders would own approximately 26.5% of the outstanding common stock of the holding company and Sabine Investor Holdings would own approximately 73.5% of the outstanding common stock of the holding company. The holding company would be renamed “Sabine Oil & Gas Corporation” concurrently with the closing.

The Amended Merger Agreement revises the structure of the transaction, but does not change the economic terms of the transaction. Specifically, the Amended Merger Agreement provides that, instead of combining the businesses of Forest and Sabine Holdings under a new holding company, the two businesses would be combined under Forest. Upon the terms and subject to the conditions of the Amended Merger Agreement, Sabine Holdings will become a wholly owned subsidiary of Forest. As a result of the transactions contemplated by the Amended Merger Agreement (the “Transactions”), Forest’s stockholders will own common shares that represent approximately a 26.5% economic interest in Forest and approximately 20% of the total voting power in Forest, and Sabine Investor Holdings and AIV Holdings will own common shares and Series A common-equivalent preferred shares that represent approximately a 73.5% economic interest in Forest and approximately 80% of the total voting power in Forest.

The Transactions will occur through multiple steps. First, Sabine Investor Holdings will contribute to Forest its equity interests in Sabine Holdings, and AIV Holdings will contribute to Forest its equity interests in FR NFR Holdings, Inc. and FR NFR PI, Inc., which entities hold the remaining equity interests in Sabine Holdings, in exchange for Forest common shares and Series A common-equivalent preferred shares. Next, each of FR NFR Holdings, Inc. and FR NFR PI, Inc. will be merged with and into Forest, with Forest surviving. Following such mergers, Sabine Holdings will be a direct wholly owned subsidiary of Forest. Last, Sabine Holdings and each of its wholly owned subsidiaries, SOGH II and Sabine O&G, will be merged with and into Forest, with Forest surviving.

The closing of the Transactions is conditioned on (1) approval of the issuance of shares by Forest to Sabine Investor Holdings and AIV Holdings by holders of a majority of the Forest common shares voting on such issuance, (2) unless waived by Forest and Sabine Investor Holdings, approval of an amendment to the Forest articles of incorporation to increase the number of authorized Forest common shares by the holders of a majority of outstanding Forest common shares, (3) expiration of the waiting period under the Hart-Scott-Rodino Act and (4) other customary conditions.

The Series A common-equivalent preferred shares will be convertible into Forest common shares at the option of Sabine Investor Holdings or AIV Holdings, and will convert automatically if Sabine Investor Holdings, AIV Holdings and their affiliates cease to collectively own Forest shares representing two-thirds of the combined voting interest in Forest. The Series A common-equivalent preferred shares will be equivalent to Forest common shares, other than with respect to voting rights, and will have no special dividend rights.

In connection with the Transactions, each outstanding Forest stock option will be cancelled in exchange for a cash payment equal to the product of (1) the excess, if any, of (a) the closing price of Forest common stock on the New York Stock Exchange on the last trading day prior to the closing of the Transactions, over (b) the exercise price per share of such option, and (2) the number of shares of Forest common stock underlying such option.

Each unvested Forest performance unit award will become vested at the closing based on performance through the closing and will be settled in accordance with its terms.

Each unvested Forest phantom unit award will become vested at the closing and will be settled in accordance with its terms.

Each unvested share of Forest restricted stock will become vested at the closing.

The board of directors of Forest has unanimously approved and adopted the Amended Merger Agreement and the Transactions and has agreed to recommend that Forest shareholders approve the share issuance and authorized share amendment, subject to certain exceptions set forth in the Amended Merger Agreement.

The Amended Merger Agreement and the above description have been included to provide investors and security holders with information regarding the terms of the Amended Merger Agreement. They are not intended to provide any other factual information about Forest, Sabine Investor Holdings, AIV Holdings, Sabine Holdings or their respective subsidiaries or affiliates or equityholders. The representations, warranties and covenants contained in the Amended Merger Agreement were made only for purposes of those agreements and as of specific dates; were solely for the benefit of the parties to the Amended Merger Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should be aware that the representations, warranties and covenants or any description thereof may not reflect the actual state of facts or condition of Forest, Sabine Investor Holdings, AIV Holdings, Sabine Holdings or any of their respective subsidiaries, affiliates, businesses, or equityholders. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Amended Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Forest.

The summary of the Amended Merger Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified by reference to the full text of the Amended Merger Agreement, which is included as Exhibit 2.1 hereto and incorporated herein by reference. See the Current Report on Form 8-K filed by Forest on May 6, 2014 for a more detailed summary of the Original Merger Agreement.

Amended Stockholder’s Agreement

In connection with the Amended Merger Agreement, on July 9, 2014, Forest entered into an Amended and Restated Stockholder’s Agreement (the “Amended Stockholder’s Agreement”) with Sabine Investor Holdings and AIV Holdings.

The Amended Stockholder’s Agreement amends and replaces the Stockholder’s Agreement, dated as of May 5, 2014, by and among the Company, Sabine Investor Holdings and New Forest Oil Inc., a description of which was contained in the Company’s Current Report on Form 8-K filed on May 6, 2014.

Pursuant to the Amended Stockholder’s Agreement, following the closing of the merger, Sabine Investor Holdings and AIV Holdings may designate a number of members of the board of directors of Forest equal to their combined voting percentage in Forest stock. The remaining directors shall be designated by the Nominating and Governance Committee of the board of directors of Forest. These rights will remain in effect as long as Sabine Investor Holdings and AIV Holdings beneficially own, in aggregate, fifteen percent (15%) or more of the outstanding Forest common shares. Until three (3) months after the closing of the Transactions, Sabine Investor Holdings and AIV Holdings will not be permitted to sell or transfer any Forest common shares and certain other derivative securities issued by Forest, subject to certain exemptions.

Pursuant to the Amended Stockholder’s Agreement, Forest agreed that, after the closing of the merger, it would submit to its shareholders for their approval a plan to reincorporate Forest from New York to Delaware, through a reincorporation merger. Sabine Investor Holdings and AIV Holdings agreed to use their reasonable best efforts to cause the approval of an increase in the number of authorized shares of Forest common stock.

The foregoing summary of the Amended Stockholder’s Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended Stockholder’s Agreement, which is filed as Exhibit 10.1 to this Form 8-K.

Amended Registration Rights Agreement

In connection with the Amended Merger Agreement, on July 9, 2014, Forest entered into an Amended and Restated Registration Rights Agreement (the “Amended Registration Rights Agreement”) with Sabine Investor Holdings and AIV Holdings.

The Amended Registration Rights Agreement amends and replaces the Registration Rights Agreement, dated as of May 5, 2014, by and among the Company, Sabine Investor Holdings and New Forest Oil Inc., a description of which was contained in the Company’s Current Report on Form 8-K filed on May 6, 2014.

Pursuant to the Amended Registration Rights Agreement, First Reserve Fund XI, L.P. (“First Reserve”) will have certain registration rights, including demand registration rights, shelf registration rights and rights to request shelf take-downs (including marketed underwritten shelf take-downs). Forest will not be obligated to effect, at the request of First Reserve, (a) more than four (4) demand registrations and/or marketed underwritten shelf take-downs or (b) more than one (1) marketed underwritten offering pursuant to the Amended Registration Rights Agreement in any consecutive ninety (90)-day period.

The foregoing summary of the Amended Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended Registration Rights Agreement, which is filed as Exhibit 10.2 to this Form 8-K.

Rights Agreement

The information set forth under Items 3.03 and 5.03 below are incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

In connection with the Amended Merger Agreement, on July 10, 2014, the board of directors of Forest declared a dividend of one preferred share purchase right (a “Right”) for each outstanding common share, par value $0.10 per share, and adopted a shareholder rights plan, as set forth in the Rights Agreement dated as of July 9, 2014 (the “Rights Agreement”), by and between the Company and Computershare Inc., as rights agent. The dividend is payable on July 21, 2014 to the stockholders of record on that date.

The board of directors has adopted this Rights Agreement to protect the Company’s value-maximizing business combination with Sabine O&G and its affiliates, and to prevent certain hedge funds from rejecting the proposed transaction in order to profit from their short positions in the Company’s debt (and similar derivative positions). In general terms, the Rights Agreement imposes a significant penalty upon any person or group that acquires 5% or more of the outstanding common shares of the Company without the approval of the board of directors, if such person or group, together with all of its affiliates and associates, has or will have at any time prior to December 31, 2014 any beneficial interest in any transaction, security or derivative or synthetic arrangements having the characteristics of a “short” position in or with respect to any indebtedness of the Company or that would increase in value as a result of decline in the value of any indebtedness of the Company or decline in the Company’s credit rating. The Rights Agreement also provides that if a shareholder’s beneficial ownership of the Company’s common shares as of the time of the public announcement of the rights plan and associated dividend declaration is at or above the 5%-threshold (including through entry into certain derivative positions), that shareholder’s then existing ownership percentage would be grandfathered, but the rights would become exercisable if at any time after such announcement the shareholder increases its ownership percentage by 0.001% or more and such person or group, together with all of its affiliates and associates, has or will have at any time prior to December 31, 2014 any beneficial interest in any transaction, security or derivative or synthetic arrangements having the characteristics of a “short” position in or with respect to any indebtedness of the Company or that would increase in value as a result of decline in the value of any indebtedness of the Company or decline in the Company’s credit rating.

A summary of the terms of the Rights Agreement follows. This description is only a summary, and is not complete, and should be read together with the entire Rights Agreement, which has been filed as an exhibit to this Current Report on Form 8-K. A copy of the Rights Agreement is available free of charge from the Company upon request.

The Rights. The Rights will initially trade with, and will be inseparable from, the Company’s common shares. The Rights are evidenced only by certificates (or in the case of uncertificated shares, by notations in the book-entry account system) that represent the Company’s common shares. New Rights will accompany any new common shares that the Company issues after July 21, 2014 until the Distribution Date described below.

Exercise Price. Each Right will allow its holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock (a “Preferred Share”) for $10 (the “Exercise Price”), once the Rights become exercisable. This portion of a Preferred Share will give the shareholder approximately the same dividend and liquidation rights as would one common share of the Company. Prior to exercise, the Rights do not give their holders any dividend, voting, or liquidation rights.

Exercisability. The Rights will not be exercisable until 10 days after the public announcement that a person or group has become an “Acquiring Person” by obtaining “beneficial ownership” (as defined in the Rights Agreement) of 5% or more of the outstanding common shares of the Company; provided that a stockholder will not become an “Acquiring Person” if such stockholder certifies to the Company that (1) such stockholder, together with all affiliates and associates of such stockholder, does not and will not at any time prior to December 31, 2014 own or have any beneficial interest in any transaction, security or derivative or synthetic arrangements having the characteristics of a “short” position in or with respect to any indebtedness of the Company or that would increase in value as a result of decline in the value of any indebtedness of the Company or decline in the Company’s credit rating and (2) such stockholder will continue to satisfy clause (1) for so long as the rights would otherwise become exercisable.

Certain synthetic interests in securities created by derivative positions — whether or not such interests are considered to be ownership of the underlying common shares or are reportable for purposes of Regulation 13D of the Securities Exchange Act — are treated as “beneficial ownership” of the number of the Company’s common shares equivalent to the economic exposure created by the derivative position, to the extent actual common shares of the Company are directly or indirectly held by counterparties to the derivatives contracts. Swaps dealers unassociated with any control intent or intent to evade the purposes of the rights plan are excepted from such imputed beneficial ownership.

The date when the Rights become exercisable is the “Distribution Date.” Until that date, the common share certificates (or in the case of uncertificated shares, by notations in the book-entry account system) will also evidence the Rights, and any transfer of common shares of the Company will constitute a transfer of Rights. After that date, the Rights will separate from the Company’s common shares and be evidenced by book-entry credits or by Rights certificates that the Company will mail to all eligible holders of common shares. Any Rights held by an Acquiring Person are null and void and may not be exercised.

Consequences of a Person or Group Becoming an Acquiring Person.

•	Flip In. If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person may, for $10, purchase common shares of the Company with a market value of $20, based on the market price of the Company’s common shares prior to such acquisition.

•	Flip Over. If the Company is later acquired in a merger or similar transaction after the Distribution Date, all holders of Rights except the Acquiring Person may, for $10, purchase shares of the acquiring corporation with a market value of $20, based on the market price of the acquiring corporation’s stock prior to such transaction.

•	Notional Shares. Shares held by affiliates and associates of an Acquiring Person, and Notional Common Shares (as defined in the Rights Agreement) held by counterparties to a Derivatives Contract (as defined in the Rights Agreement) with an Acquiring Person, will be deemed to be beneficially owned by the Acquiring Person.

Preferred Share Provisions.

Each one one-hundredth of a Preferred Share, if issued:

•	will not be redeemable;

•	will entitle its holder to quarterly dividend payments of $0.01 per share, or an amount equal to the dividend paid on one common share of the Company, whichever is greater;

•	will entitle its holder upon liquidation either to receive $1.00 per share, or an amount equal to the payment made on one common share, whichever is greater;

•	will have the same voting power as one common share; and

•	if common shares of the Company are exchanged via merger, consolidation, or a similar transaction, will entitle holders to a per share payment equal to the payment made on one common share of the Company.

The value of one one-hundredth interest in a Preferred Share should approximate the value of one common share of the Company.

Expiration. The Rights will expire on December 31, 2014.

Redemption. The board of directors may redeem the Rights for $0.01 per Right at any time before any person or group becomes an Acquiring Person. If the board of directors redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $0.01 per Right. The redemption price will be adjusted if the Company has a share split or share dividends of its common shares.

Exchange. After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of the outstanding common shares of the Company, the board of directors may extinguish the Rights by exchanging one common share or an equivalent security for each Right, other than Rights held by the Acquiring Person.

Anti-Dilution Provisions. The board of directors may adjust the purchase price of the Preferred Shares, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a share dividend, a share split, a reclassification of the Preferred Shares or common shares. No adjustments to the Exercise Price of less than 1% will be made.

Amendments. The terms of the Rights Agreement may be amended by the board of directors without the consent of the holders of the Rights. However, the board of directors may not amend the Rights Agreement to lower the threshold at which a person or group becomes an Acquiring Person to below 5% of the outstanding common shares of the Company. In addition, the board of directors may not cause a person or group to become an Acquiring Person by lowering this threshold below the percentage interest that such person or group already owns. After a person or group becomes an Acquiring Person, the board of directors may not amend the agreement in a way that adversely affects holders of the Rights.

The Rights Agreement, dated as of July 9, 2014, between the Company and Computershare Inc. as Rights Agent, specifying the terms of the Rights is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The foregoing description of the Rights is qualified in its entirety by reference to such exhibit.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Rights Agreement referenced in Item 3.03 above, the board of directors approved the Certificate of Amendment establishing the Preferred Shares and the rights, preferences and privileges thereof. The Certificate of Amendment was filed with the Department of State of the State of New York on July 10, 2014. The Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference. The information set forth under Item 3.03 above is incorporated herein by reference.

Item 8.01.	Other Events.

On July 10, 2014, Forest issued a press release announcing the execution of the Amended Merger Agreement, the Amended Stockholder’s Agreement, the Amended Registration Rights Agreement and the Rights Agreement. The joint press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Also on July 10, 2014, Forest posted slides on its website illustrating the new structure of the transaction. The slides are attached hereto as Exhibit 99.2 and are incorporated into this Item 8.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are being filed herewith:

2.1	Amended and Restated Agreement and Plan of Merger, dated as of July 9, 2014, by and among Sabine Investor Holdings LLC, Sabine Oil & Gas Holdings LLC, Sabine Oil & Gas Holdings II LLC, Sabine Oil & Gas LLC, Forest Oil Corporation and FR XI Onshore AIV, LLC.*

3.1	Certificate of Amendment for Forest Oil Corporation’s Series A Junior Participating Preferred Stock.

4.1	Rights Agreement, dated as of July 9, 2014, between Forest Oil Corporation and Computershare Inc., which includes the form of Certificate of Amendment as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C.

10.1	Amended and Restated Stockholder’s Agreement, dated as of July 9, 2014, by and among Sabine Investor Holdings LLC, Forest Oil Corporation and FR XI Onshore AIV, LLC.*

10.2	Amended and Restated Registration Rights Agreement, dated as of July 9, 2014, by and among Sabine Investor Holdings LLC, FR XI Onshore AIV, LLC and Forest Oil Corporation.

99.1	Press Release of Forest Oil Corporation, dated as of July 10, 2014.

99.2	Slides of Forest Oil Corporation, dated as of July 2014, relating to the Amended Merger Agreement.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed transactions, Forest Oil Corporation intends to file a proxy statement with the Securities and Exchange Commission (“SEC”), and each of Sabine Oil & Gas LLC and Forest Oil Corporation also plan to file other relevant documents with the SEC regarding the proposed transactions. INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the definitive proxy statement (if and when it becomes available) and other relevant documents filed by Sabine Oil & Gas LLC and Forest Oil Corporation with the SEC at the SEC’s website at www.sec.gov. You may also obtain Forest’s documents by contacting Forest Oil Corporation’s Investor Relations department at www.forestoil.com or by email at IR@forestoil.com.

PARTICIPANTS IN THE SOLICITATION

Forest Oil Corporation, Sabine Oil & Gas LLC and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions. Information about Forest Oil Corporation’s directors is available in Forest Oil Corporation’s proxy statement filed with the SEC on March 26, 2014, for its 2014 annual meeting of shareholders, and information about Forest Oil Corporation’s executive officers is available in Forest Oil Corporation’s Annual Report on Form 10-K for 2013 filed with the SEC on February 26, 2014. Information about Sabine Oil & Gas LLC’s directors and executive officers is available in the registration statement on Form S-4 filed by New Forest Oil Inc. on May 29, 2014. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive proxy statement and other relevant materials to be filed with the SEC regarding the proposed transactions when they become available. Investors should read the definitive proxy statement carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Forest Oil Corporation using the sources indicated above.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements concerning the proposed transactions, its financial and business impact, management’s beliefs and objectives with respect thereto, and management’s current expectations for future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “intends,” “likely,” “will,” “should,” “to be,” and any similar expressions or other words of similar meaning are intended to identify those assertions as forward-looking statements. It is uncertain whether the events anticipated will transpire, or if they do occur what impact they will have on the results of operations and financial condition of Forest Oil Corporation or Sabine Oil & Gas LLC. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including but not limited to the ability of the parties to satisfy the conditions precedent and consummate the proposed transactions, the timing of consummation of the proposed transactions, the ability of the parties to secure regulatory approvals in a timely manner or on the terms desired or anticipated, the ability of Forest Oil Corporation to integrate the acquired operations, the ability to implement the anticipated business plans following closing and achieve anticipated benefits and savings, and the ability to realize opportunities for growth. Other important economic, political, regulatory, legal, technological, competitive and other uncertainties are identified in the documents filed with the SEC by Forest Oil Corporation from time to time, including Forest Oil Corporation’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. For additional information on the risks and uncertainties that could impact Sabine Oil & Gas LLC’s business and operations, as well as risks related to the transactions, please see the registration statement on Form S-4 filed by New Forest Oil, Inc. on May 29, 2014. The forward-looking statements included in this document are made only as of the date hereof. Neither Forest Oil Corporation nor Sabine Oil & Gas LLC undertakes any obligation to update the forward-looking statements included in this document to reflect subsequent events or circumstances.

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 10, 2014

FOREST OIL CORPORATION

By:	/s/ Richard W. Schelin
Name:	Richard W. Schelin
Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Amended and Restated Agreement and Plan of Merger, dated as of July 9, 2014, by and among Sabine Investor Holdings LLC, Sabine Oil & Gas Holdings LLC, Sabine Oil & Gas Holdings II LLC, Sabine Oil & Gas LLC, Forest Oil Corporation and FR XI Onshore AIV, LLC.*

3.1	Certificate of Amendment for Forest Oil Corporation’s Series A Junior Participating Preferred Stock.

4.1	Rights Agreement, dated as of July 9, 2014, between Forest Oil Corporation and Computershare Inc., which includes the form of Certificate of Amendment as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C.

10.1	Amended and Restated Stockholder’s Agreement, dated as of July 9, 2014, by and among Sabine Investor Holdings LLC, Forest Oil Corporation and FR XI Onshore AIV, LLC.*

10.2	Amended and Restated Registration Rights Agreement, dated as of July 9, 2014, by and among Sabine Investor Holdings LLC, FR XI Onshore AIV, LLC and Forest Oil Corporation.

99.1	Press Release of Forest Oil Corporation, dated as of July 10, 2014.

99.2	Slides of Forest Oil Corporation, dated as of July 2014, relating to the Amended Merger Agreement.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.